News Release

Amkor Technology Announces Expansion of China Operations

TEMPE, Ariz. - July 21, 2015 - Amkor Technology, Inc. (Nasdaq: AMKR) today announced plans to expand its state-of-the-art assembly and test factory located in China’s Shanghai Waigaoqiao Free Trade Zone. With this project, Amkor expects to increase its manufacturing facilities in China by 45% to nearly 60,000 square meters of cleanroom space.
“Demand for assembly and test services is booming in China, particularly for advanced products employing wafer-level, die stacking and package stacking technology,” said Steve Kelley, Amkor’s president and chief executive officer. “Our Shanghai operation is Amkor’s second-largest factory by revenue, and offers the most advanced OSAT technologies in China for both local and international customers. This investment reflects the long term strength of our mobile communications business, and the increasingly important role of the Chinese market in the global semiconductor supply chain.”
Amkor plans to invest around $60 million for construction of the new facilities, which is scheduled to be completed by the summer of 2016.
About Amkor
Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company's SEC filings and at Amkor's website: www.amkor.com.
Forward-Looking Statement Disclaimer
This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding our plan to expand our manufacturing facilities in China and the size, cost and timing of such expansion, demand for assembly and test services for advanced products in China, and the long term strength of our mobile communications business. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in Amkor’s Annual Report on Form 10-K for the year ended December 31, 2014, and in its subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contacts
Amkor Technology, Inc.
Greg Johnson
Senior Director, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com